UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2006
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14111 Scottslawn Road, Marysville, Ohio 43041
(Address of principal executive offices) (Zip Code)
(937) 644-0011

(Registrant’s telephone number, including area code)
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 19, 2006 the Board of Directors of The Scotts Miracle-Gro Company (the “Registrant”) accepted the resignation of Mindy F. Grossman from the Registrant’s Board of Directors. On April 17, 2006, Ms. Grossman accepted the position as Chief Executive Officer of IAC Retailing. In this role, Ms. Grossman will oversee HSN, Cornerstone Brands, Shoebuy and IAC’s international retailing operations. Cornerstone Brands also includes Frontgate, a direct competitor of the Registrant’s Smith & Hawken business. Ms. Grossman was elected to the Registrant’s Board of Directors on January 26, 2006 and served on the Registrant’s Compensation and Organization and Innovation and Technology Committees. Given Ms. Grossman’s new responsibilities, the Registrant and Ms. Grossman agreed that it would be in the best interests of both parties for Ms. Grossman to resign from the Registrant’s Board of Directors.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Shell company transactions:

Not applicable.

(d)	Exhibits:

Not applicable.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: April 25, 2006	By:	/s/ David M. Aronowitz

Printed Name: David M. Aronowitz
Title: Executive Vice President, General
Counsel and Corporate Secretary